Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors of BMO Funds:

We consent to the use of our report dated October 24, 2012, with respect to BMO Large-Cap Value Fund, BMO Dividend Income Fund, BMO Large-Cap Growth Fund, BMO Mid-Cap Value Fund, BMO Mid-Cap Growth Fund, BMO Small-Cap Value Fund, BMO Small-Cap Growth Fund, BMO Pyrford International Stock Fund, BMO Lloyd George Emerging Markets Equity Fund, BMO Pyrford Global Strategic Return Fund, BMO Ultra Short Tax-Free Fund, BMO Short-Term Income Fund, BMO Short-Intermediate Bond Fund, BMO Intermediate Tax-Free Fund, BMO Government Income Fund, BMO TCH Corporate Income Fund, BMO Aggregate Bond Fund, BMO TCH Core Plus Bond Fund, BMO Monegy High Yield Bond Fund, BMO Government Money Market Fund, BMO Tax-Free Money Market Fund, and BMO Prime Money Market Fund, each a series of BMO Funds, incorporated by reference herein, and to the references to our Firm under the headings “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

KPMG LLP

December 27, 2012

Milwaukee, WI